SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            -------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 19, 2002


                          IMAGISTICS INTERNATIONAL INC.
       ------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

        Delaware                        1-16449                06-1611068
     ---------------------------    ----------------------     ------------
    (State or Other Jurisdiction   (Commission File Number)   (IRS Employer
      of Incorporation)                                        ID Number)


      100 Oakview Drive
     Trumbull, Connecticut                                         06611
--------------------------------------                         ------------
(Address of Principal Executive Offices)                        (Zip Code)




       Registrant's telephone number, including area code: (203) 365-7000
                                                            -------------


              -----------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

The Registrant, Fleet Capital Corporation ("Fleet") and certain other financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the "Lenders") and Fleet, as Administrative Agent for the Lenders with respect to the Credit Agreement dated as of November 9, 2001 by and among the Company, the Lenders and the Administrative Agent, as amended by that certain First Amendment Agreement dated as of March 19, 2002 (as amended, the "Credit Agreement") entered into a Second Amendment Agreement as of July 19, 2002 (the "Second Amendment"). The Second Amendment (i) reduces the Applicable Margin (as defined in the Credit Agreement) for Term B Loans at such times as the Registrant's Total Leverage Ratio (as defined in the Credit Agreement) is less than or equal to 1.25: 1.0, by 75 basis points, from 350 to 275 for LIBOR margin and from 250 to 175 for ABR margin, and (ii) increases the dollar amount of the Registrant's common stock that the Registrant is permitted to repurchase under the terms of the Credit Agreement from $30 million to $58 million. A copy of the Second Amendment is filed herewith as Exhibit 10.28.


ITEM 7(C).  EXHIBITS.

Exhibit 10.28 Second Amendment Agreement, dated as of July 19, 2002, by and among Imagistics International Inc. ("Borrower"), Fleet Capital Corporation ("Fleet"), and the other financial institutions party thereto (collectively, the "Lenders") and Fleet, as Administrative Agent for the Lenders, with respect to that certain Credit Agreement dated as of November 9, 2001 by and among the Borrower, the Lenders and the Administrative Agent, as amended by that certain First Amendment Agreement dated as of March 19, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2002

                          Imagistics International Inc.

                          By: /s/Mark S. Flynn
                              -------------------------------
                          Name:  Mark S. Flynn
                          Title: Vice President, General Counsel
                                 and Secretary